3/2/2017
RIF Global Real Estate Securities Fund
GUI1
Morgan Stanley Investment Management Inc.
19625X102
Colony Starwood Homes
JP Morgan Chase Securities
JP Morgan Chase Securities LLC; Merrill Lynch, Pierce, Fenner & Smith
Inc.; Deutsche Bank Securities Inc.; Morgan Stanley & Co. LLC; Citigroup
Global Markets Inc.; Goldman Sachs & Co.; Wells Fargo Securities LLC
Morgan Stanley
$13,000,000
$305,078
$652,498,958
$32
$34
$0.98

1/18/2017
RIF Global Real Estate Securities Fund
GUI1
Morgan Stanley Investment Management Inc.
625817909
Japan Prime Realty Investment Corp.
SMBC Nikko Securities Inc.
Mizuho Securities Co Ltd; Nomura Securities Co Ltd; Mitsubishi UFJ Morgan
Stanley Securities; SMBC Nikko Securities Inc; Daiwa Securities Co Ltd.

Mitsubishi UFJ Morgan Stanley Securities
¥1,267,069,440
$92,155
¥20,898,304,000
¥425,152
¥455,500
¥13,888

1/18/2017
RIF Global Real Estate Securities Fund
GUI1
Morgan Stanley Investment Management Inc.
625817909
Japan Prime Realty Investment Corp.
Mizuho Trust & Banking Co.
Mizuho Securities Co Ltd; Nomura Securities Co Ltd; Mitsubishi UFJ Morgan
Stanley Securities; SMBC Nikko Securities Inc; Daiwa Securities Co Ltd.

Mitsubishi UFJ Morgan Stanley Securities
¥1,267,069,440
$92,155
¥20,898,304,000
¥425,152

¥455,500
¥13,888

5/3/2017
RIF Global Real Estate Securities Fund
GUI1
Morgan Stanley Investment Management Inc.
42225P501
Healthcare Trust of America, Inc.
Wachovia Capital Markets LLC
Wells Fargo Securities;
J.P. Morgan; Morgan Stanley
Morgan Stanley
$17,100,000.00
$419,805.00
$1,353,750,000
$27.503
$29.840
$0.9975

7/31/2017
RIF Global Real Estate Securities Fund
GUI1
Morgan Stanley Investment Management Inc.
B98BC6902
Nippon Prologis REIT Inc.
SMBC Nikko Securities Inc.
SMBC Nikko Securities Inc; Mitsubishi UFJ Mortan Stanely Securities;
Nomura Securities Co Ltd; Goldman Sachs (Japan) Ltd; SMBC
Nikko Capital Markets Ltd; Morgan Stanley & Co International;
Merrill Lynch International Ltd; JP Morgan Securities PLC;
Goldman Sachs International; Mizuho Securities Co Ltd; Daiwa Securities
Co Ltd
SMBC Nikko Securities Inc.
¥205,065,000
$88,871
¥15,441,394,500
¥220,386
¥232,500
¥7,464

7/31/2017
RIF Global Real Estate Securities Fund
GUI1
Morgan Stanley Investment Management Inc.
B4Y023906
Carmila
Societe Generale
Morgan Stanely & Co International plc; Societe Generale;
Citigroup Global Markets Limited; HSBC France; Kempen & Co N.V.;
Natixis; BNP Paribas; Credit Agricole Corporate and Investment Bank
Morgan Stanley
EUR 13,800,000.00

$263,939
EUR 578,450,016.00
EUR 23.70
EUR 24.40
EUR 0.30

10/5/2017
RIF Global Real Estate Securities Fund
GUI1
Morgan Stanley Investment Management Inc.
B00STP902
Invincible Investment Corp.
SMBC Nikko Securities Inc.
SMBC Nikko Capital Markets Ltd; SMBC Nikko Securitis Inc;
Nomura Securities Co Ltd; Nomura International PLC;
Morgan Stanley & Co International PLC; Mizuho Securities Co Ltd;
Mizuho International PLC; Mitsubishi UFJ Morgan Stanley Securities Co;
Citigroup Japane Holdings Corp
Morgan Stanley
¥84,441,852
¥2,779,434
¥16,453,455,156
¥42,702
¥45,000
¥1,416